Exhibit 99.1

tronc, Inc. Reports 2017 First Quarter Results

CHICAGO, May 03, 2017 (GLOBE NEWSWIRE) -- tronc, Inc. (NASDAQ:TRNC) today reported financial results for its first quarter ended March 26, 2017.

2017 HIGHLIGHTS

  Net Loss decreased by over $3 million compared to first quarter 2016
  Loss Per Share improved by $0.14 from prior year quarter
  Adjusted EBITDA was $34 million, up slightly from prior year quarter
  Total operating expenses decreased $49 million, and Adjusted total operating expenses declined by $33 million compared to first quarter 2016
  Cash on the balance sheet was $161 million providing substantial liquidity for the Company to execute its strategy in 2017 and beyond
  Pulitzer Prize winner at Chicago Tribune

"I am pleased to report that tronc continues to make progress, despite ongoing industry-wide revenue challenges.  We achieved year-over-year growth in Income from Operations and Adjusted EBITDA and grew our digital audience 5%,” said CEO Justin Dearborn.  “We hit a key milestone as our total paid all-access subscribers exceeded one million at the end of the first quarter.  Additionally, we are proud of the recognition for our strong journalistic efforts by the winning of our 94th Pulitzer.  With our strong balance sheet and focused strategy, we are confident of further progress in the coming quarters."

2017 FIRST QUARTER RESULTS

Total Revenues in the first quarter of 2017 were $366 million, down 8.1% compared to $398 million in the first quarter of 2016. Advertising revenue was down 13.1% from the prior-year period, however, circulation experienced an increase of 1.4% compared to prior-year with the majority of the growth attributed to digital only subscribers, the Chicago Tribune and the Los Angeles Times.

Total Operating Expenses, including depreciation and amortization, for the first quarter of 2017 were $354 million, down $49 million or 12.1% compared to $402 million in the first quarter of 2016.

Net Loss for the first quarter of 2017 was $3 million compared to a net loss of $6 million in the first quarter of 2016.  Adjusted Net Income for the first quarter of 2017 remained consistent compared to prior-year quarter.

Net Loss per share for the 2017 first quarter, on a fully diluted basis, was $(0.08) compared to $(0.22) in the first quarter of 2016.

Adjusted EBITDA for the first quarter of 2017 was $34 million, or an increase of $0.5 million from the first quarter of 2016.

Segment reporting

The Company operates in two distinct segments: troncM, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, except digital subscription revenues when bundled with a print subscription, and troncX, which includes all digital revenues and related expenses of the Company from local tronc websites, third party websites, mobile applications, digital only subscriptions, Tribune Content Agency, forsalebyowner.com and Motiv8.

Included in tables below is segment reporting for troncM and troncX for the first quarters of 2017 and 2016.

Total Revenues for troncM for the quarter were $312 million or a decrease of 9.2% compared to the first quarter of 2016. Advertising revenue declined by 15.6%, which was partially offset by a 0.1% increase in circulation revenues. Operating expenses declined by $31 million or 9.6% compared to the prior-year quarter due primarily to decreases in compensation expense. Income from operations for troncM was $20 million or a 2.1% decline from the prior-year quarter as the decline in expenses was not enough to offset the decline in revenue. Adjusted EBITDA for troncM for the first quarter of 2017 was $29 million or essentially flat with the prior-year quarter.

Total Revenues for troncX for the first quarter of 2016 were $55 million, down 3.2% from prior-year quarter. Advertising revenues for troncX declined by 4.6% while content revenues, which includes digital only subscriptions and content syndication, increased by 3.1%. Income from operations for troncX was $4 million or a decline of $1 million from the prior-year period while Adjusted EBITDA for the first quarter was flat with the prior-year quarter.

Total first quarter 2017 average monthly unique visitors were 59 million, up 5% from prior-year quarter while digital only subscribers grew to 180,000, up 77% from the prior year and up 12% sequentially.

Net Cash Provided by Operating Activities was $31 million for the first quarter of 2017. Capital expenditures totaled $5 million for the quarter. Debt and Pension liabilities were reduced by $7 million during the quarter. Cash remains strong at $161 million.

2017 Full Year Guidance for Total Revenues has been updated to a range of $1.54 to $1.56 billion and Adjusted EBITDA has been updated to a range of $187 to $195 million.

Conference Call Webcast

The Company’s earnings conference call will be held at 4 p.m. CT today, May 3, and will be accessible live to the public via webcast and on dial-in conference lines. To access the live webcast and view materials related to the earnings announcement, including any investor presentation, please visit investor.tronc.com. Participants can dial 1-844-494-0195 in the U.S. or 1-508-637-5599 internationally at least 10 minutes prior to the scheduled start and enter Confirmation ID (passcode) of 6333219. The conference call will be “listen only” for participants other than tronc management and financial analysts. The conference call will be available on-demand via the Investor Relations section of the Company’s website, approximately one hour after conclusion of the call. The audio also will be available for one year on the Company’s website, and the replay via telephone will be available until May 10, 2017. To access the replay via telephone, dial 1-855-859-2056 in the U.S. or 1-404-537-3406 internationally, code 6333219.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding tronc’s financial results, this press release includes references to Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and tronc’s use of the terms Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt may vary from that of others in the Company’s industry. Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income, Adjusted Diluted EPS and Net Debt should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding tronc’s presentation of these measures, including a reconciliation of Adjusted EBITDA, AEBITDA Margin, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding tronc's business transformation strategy and 2017 guidance. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in tronc's actual results from those described in these forward-looking statements may result from actions taken by tronc as well as from risks and uncertainties beyond tronc’s control. These risks and uncertainties include changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; the Company's ability to develop and grow its online businesses; changes in newsprint price; the Company's ability to maintain effective internal control over financial reporting; concentration of stock ownership among the Company's principal stockholders whose interests may differ from those of other stockholders; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About tronc, Inc.

tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism, which operates over 150 titles in nine of the nation's largest markets. tronc develops unique and valuable content across its vast media portfolio, which has earned a combined 94 Pulitzer Prizes, and is committed to informing and inspiring a growing monthly audience of 59 million. For more information, please visit www.tronc.com.

Exhibits:
Condensed Consolidated Statements of Loss
Segment Income and Expenses
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations - Net Loss to Adjusted EBITDA and AEBITDA Margin
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations - Net Loss to Adjusted Net Income and Adjusted Diluted EPS
Non-GAAP Reconciliations - Debt to Net Debt

(TRNC-F)

TRONC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 26, 2017	March 27, 2016

Operating revenues	$366,116	$398,219

Operating expenses	353,616	402,124

Income (loss) from operations	12,500	(3,905)

Interest expense, net	(6,477)	(6,744)
Premium on stock buyback	(6,031)	—
Loss on equity investments, net	(688)	(129)
Reorganization items, net	—	(94)
Loss before income taxes	(696)	(10,872)
Income tax expense (benefit)	2,293	(4,409)

Net loss	$(2,989)	$(6,463)

Net loss per common share:
Basic	$(0.08)	$(0.22)
Diluted	$(0.08)	$(0.22)

Weighted average shares outstanding:
Basic	36,306	29,334
Diluted	36,306	29,334

The tables below show the segmentation of income and expenses for the three ended March 26, 2017 as compared to the three months ended March 27, 2016.

	troncM		troncX		Corporate and Eliminations		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	Mar 26, 2017	Mar 27, 2016	Mar 26, 2017	Mar 27, 2016	Mar 26, 2017	Mar 27, 2016	Mar 26, 2017	Mar 27, 2016
Total revenues	$311,512	$343,062	$55,439	$57,260	$(835)	$(2,103)	$366,116	$398,219
Operating expenses	291,759	322,884	51,290	51,613	10,567	27,627	353,616	402,124
Income from operations	19,753	20,178	4,149	5,647	(11,402)	(29,730)	12,500	(3,905)
Depreciation and amortization	5,707	5,749	3,237	2,830	4,234	5,545	13,178	14,124
Adjustments (1)	3,414	3,309	1,197	350	3,819	19,750	8,430	23,409
Adjusted EBITDA	$28,874	$29,236	$8,583	$8,827	$(3,349)	$(4,435)	$34,108	$33,628

(1)  See reconciliation of Net Loss to Adjusted EBITDA for additional information on adjustments.

	troncM			troncX
	Three Months Ended			Three Months Ended
	March 26, 2017	March 27, 2016	% Change	March 26, 2017	March 27, 2016	% Change
Operating revenues:
Advertising	$142,550	$168,969	(15.6%)	$44,837	$46,979	(4.6%)
Circulation	119,622	119,505	0.1%	—	—	—
Other	49,340	54,588	(9.6%)	10,602	10,281	3.1%
Total revenues	311,512	343,062	(9.2%)	55,439	57,260	(3.2%)
Operating expenses	291,759	322,884	(9.6%)	51,290	51,613	(0.6%)
Income from operations	19,753	20,178	(2.1%)	4,149	5,647	(26.5%)
Depreciation and amortization	5,707	5,749	(0.7%)	3,237	2,830	14.4%
Adjustments (1)	3,414	3,309	3.2%	1,197	350	*
Adjusted EBITDA	$28,874	$29,236	(1.2%)	$8,583	$8,827	(2.8%)

* Represents positive or negative change in excess of 100%

(1)  See reconciliation of Net Loss to Adjusted EBITDA for additional information on adjustments.

TRONC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 26, 2017	December 25, 2016
Assets
Current Assets:
Cash	$160,890	$198,349
Accounts receivable	161,305	195,519
Inventories	10,137	10,950
Prepaid expenses and other	22,180	18,863
Total current assets	354,512	423,681
Net Properties, Plant and Equipment	64,651	67,866
Other Assets
Goodwill	122,631	122,469
Intangible assets, net	129,179	132,161
Software, net	52,399	54,565
Other long-term assets	77,370	88,024
Total other assets	381,579	397,219
Total assets	$800,742	$888,766

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$21,605	$21,617
Accounts payable	57,367	70,148
Other	156,840	173,122
Total current liabilities	235,812	264,887
Non-Current Liabilities
Long-term debt	344,312	349,128
Other non-current liabilities	165,072	166,870
Total non-current liabilities	509,384	515,998

Equity
Total stockholders' equity	55,546	107,881
Total liabilities and equity	$800,742	$888,766

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA and AEBITDA Margin:
	Three months ended
	March 26, 2017	March 27, 2016	% Change

Net loss	$(2,989)	$(6,463)	*

Income tax expense (benefit)	2,293	(4,409)	*
Interest expense, net	6,477	6,744	(4.0%)
Premium on stock buyback	6,031	—	*
Loss on equity investments, net	688	129	*
Reorganization items, net	—	94	*

Income (loss) from operations	12,500	(3,905)	*

Depreciation and amortization	13,178	14,124	(6.7%)
Restructuring and transaction costs(1)	6,322	13,986	(54.8%)
Stock-based compensation	1,859	1,619	14.8%
Employee voluntary separation program	249	7,804	(96.8%)

Adjusted EBITDA	$34,108	$33,628	1.4%

Revenue	$366,116	$398,219
Net Loss Margin	(0.8)%	(1.6)%
AEBITDA Margin	9.3%	8.4%

* Represents positive or negative change in excess of 100%

(1) - Restructuring and transaction costs include costs related to tronc's internal restructuring, such as severance and IT outsourcing costs, and transaction costs related to completed and potential acquisitions.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income before equity in earnings of unconsolidated affiliates, income taxes, loss on early debt extinguishment, interest expense, other (expense) income, realized gain (loss) on investments, reorganization items, depreciation and amortization, net income attributable to non-controlling interests, and other items that the Company does not consider in the evaluation of ongoing operating performance.  These items include stock-based compensation expense, restructuring charges, transaction expenses, premium on stock buyback and certain other charges and gains that the Company does not believe reflects the underlying business performance (including spin-related costs).  AEBITDA Margin is defined as Adjusted EBITDA divided by Revenue.  Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA and AEBITDA Margin may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA and AEBITDA Margin should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are:  they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt;  they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses:

	Three Months Ended March 26, 2017			Three Months Ended March 27, 2016
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$132,717	$(4,329)	$128,388	$162,100	$(16,426)	$145,674
Newsprint and ink	23,524	—	23,524	25,978	—	25,978
Outside services	114,310	(1,891)	112,419	127,709	(6,561)	121,148
Other	69,887	(2,210)	67,677	72,213	(422)	71,791
Depreciation and amortization	13,178	(13,178)	—	14,124	(14,124)	—

Total operating expenses	$353,616	$(21,608)	$332,008	$402,124	$(37,533)	$364,591

Adjusted Total Operating Expenses

Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation.  Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

Reconciliation of Net Loss to Adjusted Net Income and Adjusted Diluted EPS:

	Three months ended
	March 26, 2017		March 27, 2016

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net loss - GAAP	$(2,989)	$(0.08)	$(6,463)	$(0.22)

Premium on stock buyback	6,031	0.16	—	—
Adjustments to operating expenses, net of 40% tax:
Restructuring and transaction costs	3,793	0.10	8,392	0.29
Employee voluntary separation program	149	—	4,682	0.16

Adjusted net income - Non-GAAP	$6,984	$0.19	$6,611	$0.23

Adjusted Net Income and Adjusted Diluted EPS

Adjusted Net Income is defined as Net income - GAAP excluding the following adjustments:  Restructuring and transaction costs and Employee voluntary separation program, net of the impact of income taxes and premium on stock buyback.

Adjusted Diluted EPS computes Adjusted Net Income divided by diluted weighted average shares outstanding.

Management believes Adjusted Net Income and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)

Reconciliation of Total Debt to Net Debt:

	As of
	March 26, 2017	December 25, 2016	% Change

Current portion of long-term debt	$21,605	$21,617	(0.1%)
Long-term debt	344,312	349,128	(1.4%)
Total debt	365,917	370,745	(1.3%)
Less: Cash	160,890	198,349	(18.9%)
Net debt	$205,027	$172,396	18.9%

Net Debt

Net Debt is defined as Total Debt less Cash.  The Company's management believes that the presentation of Net Debt provides useful information to investors as management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

CONTACT:
Investor Contact:
Terry Jimenez
tjimenez@tronc.com
312.222.5787